UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2022

GUARDANT HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38683	45-4139254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Hanover Street

Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

855-698-8887

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	GH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 30, 2022, the Board of Directors (the “Board”) of Guardant Health, Inc. (the “Company”) increased the number of directors on the Board to eight and appointed Steve E. Krognes as a Class III director of the Company. Mr. Krognes will serve on the Board for a term expiring at the 2024 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. In connection with his appointment to the Board, Mr. Krognes was appointed to the audit committee of the Board as chair and to the nominating and corporate governance committee of the Board.

Before joining the Board, Mr. Krognes was the Chief Financial Officer at Denali Therapeutics Inc. from October 2015 to April 2022, where he led the company’s IPO efforts and built the corporate finance, information technology and site organizations. Mr. Krognes joined Denali from Genentech, Inc., where he served as Chief Financial Officer and a member of the Executive Committee from April 2009 to September 2015. Mr. Krognes also oversaw Genentech’s Site Services organization between 2011 and 2015, and Genentech’s IT organization between 2009 and 2011. He chaired the Genentech Access to Care Foundation between 2009 and 2015. From January 2004 to April 2009, Mr. Krognes served as Head of Mergers & Acquisitions and a member of the Finance Executive Committee at Roche Holding AG, a Swiss biotechnology company. From July 2002 to December 2003, Mr. Krognes served as Director of M&A at Danske Bank based in Norway. Mr. Krognes currently serves as a member of the boards of directors of RLS Global, a Swedish life science company, and Gritstone bio, Inc., a biotechnology company. Mr. Krognes served as a board member of Corvus Pharmaceuticals between January 2016 and March 2021, the California Life Science Association between 2010 and 2015, and California Academy of Sciences from 2014 to 2018. He received his M.B.A. from Harvard Business School and his B.S. in Economics from The Wharton School of the University of Pennsylvania.

Mr. Krognes will receive the standard compensation paid by the Company to all of its non-employee directors under the Company’s Amended Non-Employee Director Compensation Program (the “Program”). Pursuant to the Program, Mr. Krognes will receive a stock option award and restricted stock unit award, each with a value of $362,500 (collectively, the “Initial Awards”). Although the Program provides equity grants automatically, and without further action of the Board, to each eligible non-employee director, the Board approved a modified grant date of August 9, 2022.

In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with Mr. Krognes, which will require the Company to indemnify him against certain liabilities that may arise as result of his status or service as a director. The description of Mr. Krognes’ indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on September 18, 2018 as Exhibit 10.8.

There are no arrangements or understandings between Mr. Krognes and any other person pursuant to which he was selected as a director, nor are there any transactions in which Mr. Krognes has an interest that would be reportable under Item 404(a) of Regulation S-K.

On July 7, 2022, the Company issued a press release announcing Mr. Krognes’ appointment to the Board, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of Guardant Health, Inc., dated July 7, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDANT HEALTH, INC.

Date: July 7, 2022

	By:	/s/ John G. Saia
John G. Saia
Chief Legal Officer